FILED
  in  the  office  of  the
Secretary  of  State  of  the
     STATE  OF  NEVADA
      JUN  14,  1996

                            Articles of Incorporation
                            -------------------------

                                       of
                                       --

                            T.C.B. ENTERPRISES, INC.
                            ------------------------


     FIRST     The  name  of  the  corporation  is:

                            T.C.B. ENTERPRISES, INC.

     SECOND: Its principle office in the State of Nevada is Located at 251 Jeanell Dr. Suite 3, Carson City, NV 89703, although this Corporation June maintain an office, or offices, in such other place within or without the state of Nevada as June from time to time be designated by the Board of Directors, or by the by-laws of said Corporation, and that this Corporation June conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

     THIRD:     The  objects for which this Corporation is formed are: To engage in  any  lawful  activity,  including,  but  not  limited  to  the  following:

     (A) Shall have such rights, privileges and powers as June be conferred upon corporations by any existing law.

     (B) June at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized

     (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

     (D)  Shall  have  power  to  sue and be sued in any court of law or equity.

     (E)  Shall  have  power  to  make  contracts.

     (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same devise or bequest in the State of Nevada, or any other state, territory or country.

     (G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

     (H) Shall have power to make by-laws not inconsistent with the constitution of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

     (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

     (J) Shall have power to adopt and use a common seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such non-use shall not in any way affect the legality of the document.

     (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable upon the happening or a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

     (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

     (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property or fund.

     (N) Shall have power to conduct business, have one or more offices, and bold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

     (0) Shall have power to do all, and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, or any amendment thereof.

     (P) Shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes.

     (Q) Shall have the power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

     FOURTH. That the voting common stock authorized may be issued by the corporation is TWENTY FIVE THOUSAND (25,000) shares of stock without nominal or par value and no other class of stock shall be authorized. Said shares without nominal or par value may be issued by the corporation from time to time, for such considerations a may be fixed from time to time by the Board of Directors.

     FIFTH. The governing body of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall be reduced to no less than one (1). The name and post office address of the first board of Directors shall be one (1) in number and listed as follows:

     NAME                          POST  OFFICE  ADDRESS

Michael  D.  Taylor             251  Jeanell  Dr.  Suite  3
                                 Carson  City,  NV  89703

     SIXTH.     The  capital  stock, after the amount of the subscription price, or par value has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH.     The  name  and  post  office  address&  of the incorporator(s)
signing  the  Articles  of  Incorporation  is  as  follows:

     NAME                          POST  OFFICE  ADDRESS

Michael  D.  Taylor             251  Jeanell  Dr.  Suite  3
                                 Carson  City,  NV  89701

     EIGHTH.     The  resident  agent  for  this  corporation  shall  be;

        CORPORATE  ADVISORY  SERVICE,  INC.

The address of said agent, and, the principle or statutory address of this corporation in the State of Nevada is.

                             251 Jeanell Dr. Suite 3
                              Carson City, NV 89703

     NINTH.     The  corporation  is  to  have  perpetual  existence.

     TENTH.     In  furtherance and not in limitation of the powers conferred by statute,  the  Board  of  Directors  is  expressly  authorized:


          Subject to the By-Laws, if any, adopted by the stockholders, to make, alter or amend the By-Laws of the Corporation.

          To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this corporation.

          By resolution passed by a majority of the whole Board, to consist of one (1) or more committees, each committee to consist of one or more directors of the corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall hove and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

          When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for the purpose, or when authorized by written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

     ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for, or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as is in its discretion it shall deem advisable.

     TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act of omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

     THIRTEENTH. This Corporation reserves the right to amend, alter, change, in any manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all tights conferred upon Stockholders herein are granted subject to this reservation.

           I, THE UNDERSIGNED), being the Incorporator Herein before named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada. do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set my band this 29th day of May, 1996.



                             /S/  Michael D. Taylor
                             ----------------------
                                Michael D. Taylor

STATE  OF  NEVADA     |
                      |  SS.
CARSON  CITY          |

On this 29th day of May, 1996, in Carson City, Nevada, before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:

                                Michael D. Taylor

Known to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same,


/S/  BETHANY  JANE  GRAESER
---------------------------
Notary  Public

                                          **************************************
                                          *      BETHANY  JANE  GRAESER        *
                                          *     Notary  Public    NEVADA       *
                                          *  Appt  Recorded  IN  CARSON  CITY  *
                                          *    My  Appt  Exp.  July 21, 1998   *
                                          **************************************

Corporate Advisory Service, Inc. does hereby accept as Resident Agent for the previously named Corporation.

Corporate  Advisory  Service,  Inc.


/S/  Michael  D.  Taylor               5-29-96
------------------------               -------
Michael  D.  Taylor                      Date

          FILED
  in  the  office  of  the
Secretary  of  State  of  the
STATE  OF  NEVADA
     AUG  30,  1999

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR PROFIT NEVADA CORPORATIONS
          (Pursuant to NRS 78.385 and 75.300 - After Issuance of Stock)


     1.     Name  of  corporation:  T.C.B.  ENTERPRISES,  INC.
                                    --------------------------

     2.     The articles have been amended as follows:  Fourth Article: That the
                                                       -------------------------
voting  common  stock  authorized  that maybe issued by the corporation shall be
--------------------------------------------------------------------------------
increased to FIFTY MILLION (5O,OOO,OOO) shares of stock at a par value of $.0005
--------------------------------------------------------------------------------
and  no  other  class  of  stock  shall  be  authorized.
--------------------------------------------------------

     3.     2/3  majority  vote as set forth in Article Ten of the corporation's
            --------------------------------------------------------------------
Article  of  Incorporation.
 --------------------------


      /S/  Emiliano  Lakota
      ---------------------
      Emiliano  Lakota,  Vice-President  &  Secretary


       State  of  Oregon   )
                           )  SS.
                           )



This instrument was acknowledged before me on Aug 17, 1999), by Emiliano Lakota,
                                              -------
Vice  President  &  Secretary  of  T.C.B.  who  appeared  before  me  in person.

/S/  CHERYL  WRIGHT
-------------------
Notary  Public

                                          **************************************
                                          *          CHERYL  WRIGHT            *
                                          *     Notary  Public    NEVADA       *
                                          *  Appt  Recorded  IN  CARSON  CITY  *
                                          *   My  Appt  Exp.  MAR  01,  2002   *
                                          **************************************

My  Commission  expires:  3/1/02
                          ------